February 8, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn.: Document Control


Re:	Depositary Shares Evidenced by
American Depositary Receipts
For Common Stock of the par value of
50 Yen each of
Asahi Glass Company, Limited (F6 file
No. 299327)


Dear Sir/Madam:

		Pursuant to rule 424(b) (3) under the
Securities Act of 1933, as amended, on behalf of The
Bank of New York, as depositary for securities against which American Depositary Receipts are to be issued, we enclosed ten copies of the revised prospectus (the
Prospectus) for Asahi Glass Company, Limited as required by Rule 424(e) the upper right hand corner of the cover page of each copy has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the prospectus relates.

		Pursuant to Section III B of the
General Instructions to the form F6 Registration
Statement, the Prospectus consist of the ADR certificate for Asahi Glass Company, Limited.

		Due to the ratio change of Asahi
Glass Company, Limited the Prospectus has been revised to include an overstamp which states: ratio change to one Depositary Share represents one Deposited Share and Par
Value change from 50 Yen to No Par.

		Please contact me at (212) 8158250, or
in my absence Cristina Cobb at (212) 6351507, with any comments or questions.

		Please stamp the enclosed copy
of this letter to indicate receipt of the enclosures, and return the stamped copy to the undersigned using the stamped envelope enclosed for your convenience.

Very Truly Yours


Michael Fitzpatrick
Assistant Treasurer

Enclosure
cc:	Paul Dudek, Esq. (Office of
International Corporate Finance)